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                                                                    EXHIBIT 99.1


FROM:                                    FOR:
Padilla Speer Beardsley Inc.             Synovis Life Technologies, Inc.
1101 West River Parkway                  2575 University Ave.
Minneapolis, Minn. 55415                 St. Paul, Minn. 55114

CONTACT:                                 CONTACT:
Nancy A. Johnson                         Karen Gilles Larson, President and CEO
(612) 455-1700                           Connie L. Magnuson, CFO
njohnson@psbpr.com                       (651) 603-3700

FOR IMMEDIATE RELEASE

SYNOVIS LIFE TECHNOLOGIES PROVIDES GUIDANCE FOR FISCAL 2004

COMPANY FORECASTS CONSOLIDATED REVENUE RANGE OF $75 MILLION TO $79 MILLION AND EPS RANGE OF 56 CENTS TO 60 CENTS FOR FISCAL 2004

         St. PAUL, Minn., October 16, 2003 -- Synovis Life Technologies, Inc. (NASDAQ: SYNO), a diversified medical device manufacturer, anticipates consolidated revenue in the range of $75 million to $79 million, with earnings per diluted share of $0.56 to $0.60 for the upcoming fiscal year ending October 31, 2004.

         The company guidance for fiscal 2003 remains at $58 million to $59 million in consolidated revenue, with earnings of $0.43 to $0.46 per diluted share. Synovis plans to announce fourth-quarter and fiscal 2003 performance on December 5, 2003.

         "Our fundamental strategies are producing results, and we are enthusiastic about our growth prospects in fiscal 2004 and beyond," said Karen Gilles Larson, president and chief executive officer of Synovis Life Technologies. "The investments we have made in research and development, acquisitions, manufacturing capacity and infrastructure are delivering substantial gains in our interventional and surgical businesses, while positioning both businesses for future growth."



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Synovis Life Technologies, Inc.
October 16, 2003
Page 2


         The interventional business continues to grow as the use of interventional devices to treat disease expands, customers recognize Synovis' expertise in developing, prototyping and manufacturing key components of these products and as Synovis broadens its capabilities, products and services. The increasing use of Peri-Strips in gastric bypass is the big growth driver in the surgical business. Peri-Strips revenue climbed to $8.7 million for the nine months ended July 31, 2003, a 71 percent gain over the prior-year period.

         In August 2003, the Centers for Medicare & Medicaid Services (CMS) announced a decision to reimburse lung volume reduction surgery (LVRS), a treatment for certain emphysema patients that frequently involves the use of Peri-Strips. Peri-Strips were originally cleared for use in LVRS but a 1996 national non-coverage decision virtually stopped the procedure. In fiscal 1995, the only full year of LVRS reimbursement, Peri-Strips revenue was $5.6 million, with an estimated 50 percent market share.

         Said Larson, "We look forward to the reinstatement of reimbursement for LVRS and the expected additional demand for Peri-Strips. The fiscal 2004 revenue estimate announced today includes just $1.5 million of Peri-Strips sales related to LVRS, or two percent of consolidated revenue. At this point, we do not know the implementation date for CMS reimbursement or the demand for a procedure that has been done infrequently for the last eight years. When we have a clearer picture, we will adjust our guidance accordingly."

         Synovis recently completed a private placement of 1.5 million shares of common stock, and received net proceeds of $36.5 million to use for working capital, general corporate purposes and potential acquisitions. The company now has 11.4 million shares outstanding. The new guidance for fiscal 2004 is based on this share amount.

ABOUT SYNOVIS LIFE TECHNOLOGIES

         Synovis Life Technologies, Inc., based in St. Paul, Minn., is a diversified medical device company engaged in developing, designing, manufacturing and bringing to market medical devices for the surgical and interventional treatment of disease. For additional information on Synovis Life Technologies and its businesses, visit the company's Web site at www.synovislife.com.



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Synovis Life Technologies, Inc.
October 16, 2003
Page 3


         Forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements can be identified by words such as "should", "may", "will", "expect", "believe", "anticipate", "estimate", "continue", or other similar expressions. Certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made herein include the timing of product introductions, the number of certain surgical procedures performed and the level of orders from contract manufacturing customers. A full discussion of factors can be found in the company's Annual Report on Form 10-K for the year ended October 31, 2002.


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